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                               Amendment No. 1
                           to Employment Agreement


        Amendment dated the 30th day of June, 1997, to Employment Agreement ("Agreement") dated the 1st day of April, 1996, between Scott L. Mercy ("Employee") and America Service Group Inc., a Delaware corporation (the "Company").

        Whereas, the Employee and the Company desire to amend the Agreement as set forth herein.

        NOW, THEREFORE, the Company and the Employee hereby agree that the Agreement shall be, and hereby is, amended as follows:

        1. The first sentence of Section 5(b) shall be amended to read as follows:

                "Upon termination of Employee's employment hereunder for any reason or without cause, Employee, or Employee's estate if applicable, shall, for a period of forty-five (45) days following the Termination Date (as defined hereafter), have the right to sell, and the Company shall thereupon have an obligation to purchase (or cause a third party to purchase) such number of the shares purchased under Section 5(a) (the "Mercy Shares") and of the shares vested pursuant to the stock award received under Section 6(a) (the "Vested Award Shares") as Employee, or Employee's estate if applicable, shall elect, at $9.90 per share.

        2.      New Sections 5(f), 5(g) and 5(h) shall be inserted following
Section 5(e), to read as follows:

                "(f) Transfer of Mercy Shares and Vested Award Shares. Sections 5(b), 5(c) and 5(e) hereof shall continue to apply to any Mercy Shares and/or Vested Award Shares transferred by Employee to trusts for his benefit or to his spouse or direct descendants or trusts for their benefit (collectively, "Permitted Transferees")." Each such person shall have the same rights and obligations under Sections 5(b), 5(c) and 5(e) as Employee or his estate, if applicable, would have with respect to such shares upon termination of Employee's employment hereunder. Sections 5(b), 5(c) and 5(e) hereof shall cease to

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                apply to any Mercy Shares and/or Vested Award Shares otherwise transferred by Employee (or by his Permitted Transferees) and the transferee thereof shall have no rights or obligations under Sections 5(b), 5(c) or 5(e).

                "(g) Legend. All certificates representing Mercy Shares and Vested Award Shares, including any Mercy Shares or Vested Award Shares transferred to a Permitted Transferee, shall bear the following legend:

                    "The shares represented by this certificate are subject to certain options and rights to repurchase, as set forth in an Employment Agreement between America Service Group Inc. and Scott L. Mercy dated April 1, 1996, as amended by agreement dated June 30, 1997."

                "(h) Precedence. In the event rights to sell are exercised under Section 5(b) and rights to purchase are exercised under
                Section 5(c), following Employee's termination of employment, then, notwithstanding the order in which such rights are exercised, rights to sell exercised under Section 5(b) by the Employee, his estate or Permitted Transferees shall take precedence."

        3.      Section 9(g) (ii) shall be amended to read as follows:

                "(ii) An amount equal to the Target Payout that the Employee could have earned under the Company's annual incentive compensation plan with respect to the fiscal year of the Company in which the Termination Date occurs multiplied by a fraction, the numerator of which is the number of full months the Employee was employed by the Company during the fiscal year of the Company in which the Termination Date occurs and the denominator of which is 12."

        4.      Section 9(g) (iv) shall be amended to read as follows:

                "(iv) A lump sum severance payment equal to the sum of (A) 250% of the Employee's annual base salary as of the Termination
                Date and


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                (B) the Target Payout that the Employee could have earned
                under the Company's annual incentive plan with respect to the then current fiscal year."

        5.      Section 11(i) shall be amended to read as follows:

                "(i) If to the Company:

                    America Service Group Inc.
                    105 Westpark Drive, Suite 420
                    Brentwood, TN 37027
                    Attn: Chairman of the Board

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Employment Agreement as of the day and year first above written.



                                AMERICA SERVICE GROUP INC.

                                By: /s/ W. D. Eberle
                                    ----------------------------------
                                    W. D. Eberle
                                    Chairman of the Board of Directors


                                EMPLOYEE:

                                By: /s/ Scott L. Mercy
                                    ----------------------------------
                                    Scott L. Mercy


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